Exhibit 99.1

Ideanomics Completes Acquisition of US Hybrid, Announces Order

US Hybrid also announces a significant multi-city order for all-electric street sweepers.

NEW YORK, June 11, 2021 /PRNewswire/ -- Ideanomics (NASDAQ: IDEX) ("Ideanomics" or the "Company") today announced it has completed its previously reported May 12, 2021, definitive agreement to acquire 100 percent of privately held US Hybrid, a manufacturer and distributor of electric powertrain components and fuel cell engines for medium and heavy-duty commercial fleet applications. The material details of the terms are disclosed in the Company's related 8-K filing. The completed acquisition is another critical milestone in Ideanomics’ mission to reduce commercial fleet greenhouse gas emissions through advanced EV technologies and forward-thinking partnerships.

Ideanomics simultaneously announces that US Hybrid has received orders from partner Global Environment Products (GEP) for a fleet of all-electric street sweepers expected to deploy in multiple cities in the US and globally

Global Environment Products is a manufacturer of specialized, purpose-built, heavy-duty, and reliable Street Cleaning Equipment. Headquartered in San Bernardino, CA, GEP believes in reliable, affordable, and innovative products. They are proud to say that their sweepers are Made in the USA.

-	The current order for the GEP street sweepers is anticipated to deliver more than a million dollars in revenue to US Hybrid in the balance of CY 2021. This extends an existing partnership between GEP and US Hybrid, who have delivered many clean street sweepers to customers in the US and Japan.

-	Each new all-electric street sweeper will save an estimated 89 metric tons of carbon emissions over the lifetime of the vehicle, or the equivalent of taking 19 cars off the road for one year.

-	The new, all-electric US Hybrid and GEP street sweeper feature one 120-kW traction motor along with lithium-ion batteries that are charged via an AC 20kW, SAE J1772-compliant charging system.

“We are pleased today to join forces with Ideanomics and their subsidiaries, and to announce this significant order from the GEP,” said Dr. Gordon Abas Goodarzi, Ph.D., PE, CEO of US Hybrid. “Ideanomics has emerged as a true powerhouse in the commercial EV sector with a synergistic ecosystem of technologies and solutions that covers the entire value chain of electrification. We look forward to leveraging that strength going forward.”

“We welcome Dr. Goodarzi and his entire team to Ideanomics and are confident they will bring tremendous knowledge, innovation, and value to the company in addition to their synergistic alignment with many of our existing subsidiary brands,” said Alf Poor, Ideanomics CEO. “Today’s deal announcement is the first of many important customers wins we anticipate going forward. I look forward to the accelerated commercialization and innovation US Hybrid will bring to Ideanomics’ ecosystem. It will benefit businesses, communities around the world, and more importantly our planet.”

About US Hybrid

US Hybrid specializes in the design and manufacturing of zero-emission electric powertrain components including traction motors, controllers, auxiliary drives, energy storage and fuel cell engines for electric, hybrid, and fuel cell medium and heavy-duty municipality vehicles, commercial trucks, buses, and specialty vehicles throughout the world.

About Ideanomics

Ideanomics is a global company focused on the convergence of financial services and industries experiencing technological disruption. Our Ideanomics Mobility division is a service provider which facilitates the adoption of electric vehicles by commercial fleet operators through offering vehicle procurement, finance and leasing, and energy management solutions under our innovative sales to financing to charging (S2F2C) business model. Ideanomics Capital is focused on disruptive fintech solutions for the financial services industry. Together, Ideanomics Mobility and Ideanomics Capital provide our global customers and partners with leading technologies and services designed to improve transparency, efficiency, and accountability, and our shareholders with the opportunity to participate in high-potential, growth industries.

The company is headquartered in New York, NY, with offices in Beijing, Hangzhou, and Qingdao, and operations in the U.S., China, Ukraine, and Malaysia.

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Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties, and include statements regarding our intention to transition our business model to become a next-generation financial technology company, our business strategy and planned product offerings, our intention to phase out our oil trading and consumer electronics businesses, and potential future financial results. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to continue as a going concern; our ability to raise additional financing to meet our business requirements; the transformation of our business model; fluctuations in our operating results; strain to our personnel management, financial systems and other resources as we grow our business; our ability to attract and retain key employees and senior management; competitive pressure; our international operations; and other risks and uncertainties disclosed under the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations and Media Contacts:

Ideanomics, Inc.
Tony Sklar, SVP of Investor Relations
1441 Broadway, Suite 5116, New York, NY 10018
ir@ideanomics.com

Jeremy Ertl
Skyya PR for Ideanomics
507-458-9404
jeremy@skyya.com